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                                                                     EXHIBIT 1.1

                          CAPSTONE TURBINE CORPORATION
                                7,000,000 SHARES
                                  COMMON STOCK

                           ---------------------------

                             UNDERWRITING AGREEMENT

                                                                 November , 2000

Goldman, Sachs & Co.,
Credit Suisse First Boston Corporation,
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated,
Morgan Stanley & Co. Incorporated,
  As representatives of the several Underwriters
     named in Schedule I hereto,
Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.


Ladies and Gentlemen:

        Capstone Turbine Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,000,000 shares and, at the election of the Underwriters, up to 150,000 additional shares of common stock, par value $0.001 per share (the "Stock") of the Company and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 6,000,000 shares and, at the election of the Underwriters, up to 900,000 additional shares of Stock. The aggregate of 7,000,000 shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of 1,050,000 additional shares to be sold by the Company and the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

        1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (i) A registration statement on Form S-1 (File No. 333-48524) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange


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        Commission (the "Commission"); the Initial Registration Statement and
        any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with
        Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

                (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

                (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;


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                (iv) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or would not be reasonably likely to have a material adverse effect or prospective material adverse effect on the business, financial position, stockholders' equity or results of operations of the Company (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than exercises of warrants and options that are granted as of the date hereof and are set forth in the Prospectus) or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus;

                (v) The Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;

                (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to be so qualified as a foreign corporation would not have a Material Adverse Effect;

                (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus;

                (viii)The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

                (ix) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Certificate of


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        Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                (x) The Company is not in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

                (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

                (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                (xiii)Other than as set forth in the Prospectus, the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it, and, except as would not have a Material Adverse Effect, the Company has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement, conflict, invalidity, individually, or in the aggregate, is subject to any unfavorable decision, ruling or finding;

                (xiv) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                (xv) Deloitte & Touche LLP and Ernst & Young LLP, who have certified certain financial statements of the Company, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.

        (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

                (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of-Attorney and


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        Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

                (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power- of-Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the constitutive documents of such Selling Stockholder if such Selling Stockholder is an entity other than a corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

                (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

                (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and


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        will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

                (viii)Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement and Irrevocable Power of Attorney, in the form heretofore furnished to you (the "Power-of-Attorney and Custody Agreement"), duly executed and delivered by such Selling Stockholder to ChaseMellon Shareholder Services LLC, as custodian (the "Custodian") and appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder's attorneys-in-fact (the "Attorneys-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Power-of-Attorney and Custody Agreement; and

                (ix) The Shares represented by the certificates held in custody for such Selling Stockholder under the Power-of-Attorney and Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney and Custody Agreement, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Power-of-Attorney and Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Power-of-Attorney and Custody Agreements shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $ , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their


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respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Stockholders agree, severally and not jointly, to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this
Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

        The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 1,050,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from Goldman, Sachs & Co. to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Custodian shall be delivered by or on behalf of the Company and the Custodian to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on November , 2000 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters'


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election to purchase such Optional Shares, or such other time and date as
Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

        (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5. The Company agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request,


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        and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

                (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock and director option plans or stock purchase plans and issuances to employees in connection with certain intellectual property matters existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

                (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company for such quarter in reasonable detail;

                (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company are consolidated in reports furnished to its stockholders generally or to the Commission);

                (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ");

                (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

                (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        6. The Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, which fees of counsel shall not exceed $15,000; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares, which fees of counsel shall not exceed $15,000; (vi) the cost of preparing stock certificates;
(vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and
(b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder, (ii) such Selling Stockholder's pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian, and (iii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. In connection with clause (b) (iii), Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

        7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                (b) Sullivan & Cromwell, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                (c) Latham & Watkins, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) The Company has been duly incorporated and is validly
                existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                    (ii) The Company has an authorized capitalization as set
                forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued to and paid for by you and the other Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and, to the best of our knowledge, free of preemptive rights;

                    (iii) Based solely on certificates from public officials, we confirm that the Company is qualified to do business in California;

                    (iv) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party;

                    (v) This Agreement has been duly authorized, executed and
                delivered by the Company;

                    (vi) The issuance and sale of the Shares by the Company will not result in any violation by the Company of its Certificate of Incorporation or By-laws or any federal or Delaware or California statute, rule or regulation known to such counsel to be applicable to the Company (other than federal or state securities laws, which are specifically addressed elsewhere in such opinion) or in the breach of or default under any agreement identified on Schedule III hereto;

                    (vii) No consent, approval, authorization or order of, or
                filing with, any federal, Delaware or California court or governmental agency or body is required for the consummation of the issuance and sale of the Shares by the Company pursuant to this Agreement, except such as have been obtained under the Act, and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters;

                    (viii) The statements set forth in the Prospectus under the caption "Description of Capital Stock" and under the caption "Underwriting", insofar as such statements constitute a summary of legal matters and documents referred to therein, are an accurate summary in all material respects;

                    (ix) The Company is not an "investment company", as such
                term is defined in the Investment Company Act; and

                    (x) The Registration Statement and the Prospectus comply as to form in all material respects with the requirements for registration statements on Form S-1 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules or other financial data included in, or omitted from, the Registration Statement or the Prospectus. In passing upon the compliance as to form of the Registration Statement and the Prospectus, we have assumed that the statements made therein are correct and complete.

                      Such counsel shall state that, in addition, such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and has not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel expresses no belief with respect to the financial statements, schedules and other financial data included in, or omitted from, the Registration Statement or the Prospectus;

                (d) Latham & Watkins, shall have furnished to you their written opinion with respect to Dr. Ake Almgren, Jeffrey Watts and Benjamin Rosen, to the extent that each is a Selling Stockholder, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) The Power-of-Attorney and Custody Agreement constitutes a legally valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, and this Agreement has been duly executed and delivered by each Attorney-in-Fact under the Power-of-Attorney and Custody Agreement on behalf of such Selling Stockholder. In rendering their opinion in the foregoing sentence, Latham & Watkins shall be entitled to assume that the Power-of-Attorney and Custody Agreement and this Agreement do not violate any law, rule or regulation applicable to such Selling Stockholder, and do not require any consent, approval or authorization to be obtained or filing, registration or declaration to be made by or on behalf of such Selling Stockholder which has not been duly obtained or made; and

                    (ii) Upon the (A) payment for the Shares listed on Schedule
                II of this Agreement in accordance with the terms of this Agreement, (B) physical delivery of the Shares to ChaseMellon Shareholder Services LLC (in its capacity as transfer agent, the "Transfer Agent") with the stock powers duly endorsed to the Underwriters by an effective endorsement, (C) physical delivery of the certificates for Shares, registered in the names of DTC to DTC by the Transfer Agent in the State of New York and (D) registration by book-entry by the Transfer Agent of the credit to each Underwriters' securities accounts with DTC of such Shares purchased by such Underwriter in the records of DTC, then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of the Shares, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC). In rendering their opinion in the foregoing sentence, Latham & Watkins shall be entitled to assume that the Underwriters do not have any notice of any adverse claim to such Shares and the representations of the Selling Stockholder as to their ownership of Shares in this Agreement are correct;

                (e) Latham & Watkins, shall have furnished to you their written opinion with respect to each of the Selling Stockholders, other than those Selling Stockholders referred to in Section 7(d) hereof, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                    (i) The Power-of-Attorney and Custody Agreement constitutes a legally valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, and this Agreement has been duly executed and delivered by each Attorney-in-Fact under the Power-of-Attorney and Custody Agreement on behalf of such Selling Stockholder. In rendering their opinion in the foregoing sentence, Latham & Watkins shall be entitled to assume that (A) each Selling Stockholder has the capacity, power and authority, as applicable, to execute, deliver and perform the Power-of-Attorney and Custody Agreement and this Agreement, (B) each Selling Stockholder, as applicable, has duly authorized the execution, delivery and performance of the Power-of-Attorney and Custody Agreement, and this Agreement, (C) each Selling Stockholder has duly executed and delivered the Power-of-Attorney and Custody Agreement, and
                (D) such execution, delivery and performance of the Power-of-Attorney and Custody Agreement and this Agreement do not violate any law, rule or regulation applicable to such Selling Stockholder, and do not require any consent, approval or authorization to be obtained or filing, registration or declaration to be made by or on behalf of such Selling Stockholder which has not been duly obtained or made; and

                    (ii) Upon the (A) payment for the Shares listed on Schedule
                II of this Agreement in accordance with the terms of this Agreement, (B) physical delivery of the Shares to the Transfer Agent with the stock powers duly endorsed to the Underwriters by an effective endorsement, (C) physical delivery of the certificates for such Shares, registered in the names of DTC to DTC by the Transfer Agent in the State of New York and (D) registration by book-entry by the Transfer Agent of the credit to each Underwriters' securities accounts with DTC of such Shares purchased by such Underwriter in the records of DTC, then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of the Shares, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC). In rendering their opinion in the foregoing sentence, Latham & Watkins shall be entitled to assume that the Underwriters do not have any notice of any adverse claim to such Shares and the representations of the Selling Stockholder as to their ownership of Shares in this Agreement, are correct;

                (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

                (g)(i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (h) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ;
        (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or
        (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                (i) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on NASDAQ;

                (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the selling stockholders specified by the Underwriters, substantially to the effect set forth in Subsection 1(b)(iv) hereof in form and substance satisfactory to you;

                (k) The Company shall have complied with the provisions of
        Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

                (l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

                (m) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex II(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex II(b) hereto).

        8. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

        (b) Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection 8(b) shall not exceed the amount of net proceeds received by such Selling Stockholder from the sale of its Shares including any Optional Shares pursuant to this Agreement.

        (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

        (d) Promptly after receipt by an indemnified party under subsection (a),
(b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

        (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a),
(b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been required to pay such indemnity shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each party that would have been required to pay such indemnity shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the amount of net proceeds received by such Selling Stockholder from the sale of its Shares including any Optional Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

        (f) The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

        (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

        12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian, if any counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney and Custody Agreement which authorizes such Attorney-in-Fact to take such action.


                                Very truly yours,

                                Capstone Turbine Corporation


                                By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                                The Selling Stockholders named in Schedule
                                II

                                By:
                                   ---------------------------------------------
                                   Name: Dr. Ake Almgren
                                   Title: President and Chief Executive Officer As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in
                                    Schedule II to this Agreement.

Accepted as of the date
 hereof at November___, 2000

Goldman, Sachs & Co.            By:
                                  -------------------------------------------
Credit Suisse First Boston
  Corporation                   Name: Jeffrey Watts
                                  Title: Senior Vice President, Finance &
Merrill Lynch, Pierce,                   Administration, Chief Financial Officer
 Fenner & Smith Incorporated             and Secretary
                                As Attorney-in-Fact acting on behalf of each
Morgan Stanley & Co.            of the Selling Stockholders named in
 Incorporated                   Schedule II to this Agreement.

By
  -------------------------
  (Goldman, Sachs & Co.)


On behalf of each of
  the Underwriters

                                   SCHEDULE I


                                                                                  Number of
                                                                                  Optional
                                                                                Shares to be
                                                            Total Number of     Purchased if
                                                              Firm Shares      Maximum Option
                       Underwriter                          to be Purchased       Exercised
                       -----------                          ---------------    --------------
Goldman, Sachs & Co.....................................
Credit Suisse First Boston Corporation..................
Merrill Lynch, Pierce, Fenner & Smith Incorporated......
Morgan Stanley & Co. Incorporated.......................    ----------------  -----------------
Total...................................................       7,000,000          1,050,000
                                                            ================  =================

                                   Schedule II


                                                                            Number of Optional
                                                                               Shares to be
                                                            Total Number of      Sold if
                                                             Firm Shares to   Maximum Option
                                                                be Sold          Exercise
                                                            --------------- ------------------
THE COMPANY ..............................................      1,000,000        150,000

THE SELLING STOCKHOLDER(s): ..............................      6,000,000        900,000
B.J. Alder ...............................................             27              4
Jennifer Alder ...........................................            109             16
Dr. Ake Almgren ..........................................             --         10,000
Alliant Energy Resources, Inc. ...........................         50,533          7,412
Awatea Holdings Limited (Fletcher Challenge) .............      1,094,638        160,546
Daniel Bakholdin .........................................            115             16
Clara Martin Beach .......................................             27              4
The Beacon Group Energy Investment Fund II LP. ...........        505,334         74,115
Beagle Ltd. ..............................................          4,043            593
James Bennett ............................................            135             20
James Joseph Berks .......................................            222             33
Deborah L. Bernard .......................................            526             77
Paul Berner ..............................................          4,203            616
JM & PJ Blundell .........................................            256             38
Robert W. Bosley .........................................            679            100
Raul Bosque ..............................................             40              6
Warwick Bosson ...........................................             40              6
Brian Budzyn .............................................            443             65
Don Burtis ...............................................            551             81
David A. Calta ...........................................          1,562            230
Canaan Equity II Entrepreneurs LLC .......................         16,646          2,441
Canaan Equity II L.P. ....................................        209,677         30,752
Canaan Equity II L.P. (QP) ...............................         93,794         13,757
Cascade Investment LLC ...................................         67,378          9,882
Gabriel M. Casillas ......................................            104             15
Catterton Capstone Partners LLC ..........................          1,348            197
John Cavalier ............................................         18,852          2,765
Heather Ann Chambers .....................................            674             99
Murali Chinta ............................................             40              6
Jonathan Cho .............................................            657             96
Tom Chung ................................................            202             30
James L. Clyde ...........................................          6,191            907
Redmon Paul Craig ........................................         26,951          3,953
William J. Craver ........................................          2,325            340
Ellen C. Crutcher ........................................            423             62
Matthew J. Cullinane .....................................            669             98
Doran G. Dalke ...........................................            657             96
Allen Mattson Davis ......................................          4,043            593
Anthony DeLuise ..........................................          2,482            364
Robert Delsescaux ........................................            307             45
Daniel D. DeMore .........................................            135             20
Brian J. Dickey ..........................................            135             20

                                                                            Number of Optional
                                                                               Shares to be
                                                            Total Number of      Sold if
                                                             Firm Shares to   Maximum Option
                                                                be Sold          Exercise
                                                            --------------- ------------------
DLJ Fund Investment Partners II, L.P.* ...................         27,611          4,049
DLJ Securities Corp.* ....................................        100,987         14,812
DLJ Capital Corporation* .................................            143             21
DLJ Private Equity Employees Fund, L.P.* .................          2,527            371
DLJ Private Equity Partners Fund, L.P.* ..................         70,929         10,403
Dominion Fund III ........................................          7,228          1,060
Albert Echiverri .........................................             54              8
Ed C. Edelman ............................................          2,695            395
Matt Elias ...............................................          1,078            158
Bruce Elsea ..............................................            404             60
EnerTech Capital Partners LP. ............................        216,230         31,714
Dietrich Erdmann .........................................         47,626          6,985
John Fabry ...............................................            135             20
Robert M. Fick ...........................................            716            105
Angus Fletcher ...........................................            337             49
James C. Furnivall .......................................          1,011            148
Gas Research Institute ...................................         90,960         13,341
Mark Gilbreth ............................................          3,328            489
Stephen L. Green .........................................          2,021            297
Jack Harrington ..........................................          1,588            233
Mary P. Helmer ...........................................            404             60
Debra Hemsey .............................................            135             20
Hennigan, Bennett & Dorman ...............................          4,043            592
Hillside Capital Incorporated ............................          5,053            741
Hobbes & Towne, Inc. .....................................          4,438            651
Ray Hu ...................................................          3,820            560
Russel Hundemer ..........................................            160             23
David Hurwitz ............................................          1,727            253
Song Kim Huyng ...........................................             54              8
Hydro-Quebec CapiTech Inc. ...............................         13,476          1,976
Anthony D. Hynes .........................................            117             17
Janice Ingram ............................................            809            118
Irell & Manella LLP ......................................          9,298          1,364
Michael D. Irvine ........................................          2,183            320
Hamilton E. James ........................................          2,021            297
Deepak Kamra .............................................          1,314            193
Yungmo Kang ..............................................            726            106
Kenneth W. Keller ........................................            350             52
Kingdon Offshore N.V.I ...................................         39,982          5,864
Kingdon Family Partnership ...............................          2,102            309
Kingdon Partners .........................................          5,255            771
Kingdon Associates .......................................          8,247          1,210
Lloyd G. Kirchner ........................................          6,628            973
Louis Klevan .............................................            685            101
Ronald A. Knapp ..........................................          1,162            170
Gregory Kopchinsky .......................................          2,021            297
Steven W. Lampe ..........................................            943            139
Larry Lavine .............................................          1,348            197

                                                                            Number of Optional
                                                                               Shares to be
                                                            Total Number of      Sold if
                                                             Firm Shares to   Maximum Option
                                                                be Sold          Exercise
                                                            --------------- ------------------
Kelly A. Leisten .........................................            270             39
Michael Lockitch .........................................            943            139
Antony Lundy .............................................          8,591          1,260
Robin Mackay & Valerie Mackay, Trustees UA DTD
06/23/1989 by Mackay Family Trust ........................         81,662         11,977
Trevor Duncan Mackay .....................................            674             99
John Clifford Mann .......................................            910            133
John S. Mansfield ........................................            641             94
Ann D. Martin ............................................             40              6
Curtis C. Martin .........................................          2,291            336
Victor Martin ............................................            404             60
Pat McCloskey ............................................            606             89
David McShane ............................................          2,822            413
Micro Generation Technology Fund LLC .....................         21,156          3,103
Joseph C. Migliorino .....................................            404             60
Michael P. Migliorino ....................................            404             60
Robert J. Migliorino .....................................            202             30
Albert J. Miller .........................................          4,065            597
Mitsubishi International Corporation .....................          6,098            894
MC Capital ...............................................         20,339          2,983
Mitsubishi Corporation ...................................          7,412          1,087
Dadjar Modjahedpour ......................................            244             36
Garrett Moran ............................................          2,021            297
Heather Nicolau ..........................................            744            109
NIG-Capstone Ltd. ........................................         20,213          2,965
NJR Energy Corporation ...................................          4,779            701
James C. Noe .............................................          3,234            474
Nordhoff Investments .....................................         20,777          3,047
Nth Power Technologies Fund I, LP. .......................         26,951          3,953
David Overgard ...........................................             67             10
Pachulski, Stang, Siehl, Young, & Jones Professional
Corporation ..............................................          4,043            592
Parnasa Partners .........................................         31,462          4,614
Niket Patankar ...........................................            202             30
John William Pettit ......................................             67             10
Kathryn Susan Pettit .....................................             20              3
Peter Michael Pettit .....................................          1,011            148
L. Pfaffinger ............................................          2,395            352
Anne Plechner ............................................          1,078            158
Leon Plotkin .............................................            363             53
Guillermo Pont ...........................................          1,742            256
Townes Pressler ..........................................          1,516            222
Nancy Quinn ..............................................            438             64
Rabun Partners ...........................................          2,021            297
Vern Raburn ..............................................          1,225            180
Michael W. Ranger ........................................          1,348            197
Harry T. Rein ............................................          2,021            297
RHO Management Trust I ...................................        843,300        123,684

                                                                            Number of Optional
                                                                               Shares to be
                                                            Total Number of      Sold if
                                                             Firm Shares to   Maximum Option
                                                                be Sold          Exercise
                                                            --------------- ------------------
John Rice ................................................          2,426            355
Kenneth G. Roberts .......................................          2,681            393
Mark Robson and Lois Robson JT TEN .......................             61              9
Eric Andrew Rosen Trust ..................................          9,241          1,355
Benjamin Rosen ...........................................        470,650         69,029
Harold A. Rosen ..........................................         34,925          5,122
Jeffrey Mark Rosen Trust .................................          9,241          1,355
Gregory Rouse ............................................            809            118
Seymour Rubin ............................................            214             31
Frederic A. Rubinstein ...................................         15,311          2,246
Carolyn Fay Rudnik .......................................            505             74
Cassandra Scurlock .......................................            126             19
Lawrence Scurlock ........................................            192             28
The L.J. Sevin Trust Fund ................................        110,756         16,244
Sevin Rosen Funds ........................................        153,837         22,563
J.D. Sitton III ..........................................            505             74
Octavio Solis ............................................            135             20
Southern Union Technology Partners, L.P. .................        561,650         82,376
David A. Stahl ...........................................            687            101
Stapleton Communications .................................          3,570            524
Matthew J. Stewart .......................................            404             60
John Lewis Stone .........................................            283             41
Margaret E. Stone Revocable Living Trust .................            445             65
Tom Sullivan .............................................            404             60
Sumitomo Corporation .....................................          5,390            791
Rubin Tan ................................................            135             20
Benjamin Toby ............................................            605             88
Stephen Torres ...........................................          1,213            178
David L. Townley .........................................            162             23
Utech Climate Challenge Fund, LP. ........................         10,578          1,552
Vulcan Ventures, Inc. ....................................        477,035         69,965
Phillip B. Vessa .........................................          1,617            237
Joel B. Wacknov ..........................................          8,085          1,186
Simon Wall ...............................................          1,011            148
Jeffrey Watts ............................................             --         10,000
The Waubeeka Trust .......................................            404             60
Cassie Weissert ..........................................            202             29
Dennis H. Weissert .......................................          2,661            391
Wade P. Welch ............................................         10,375          1,522
Elizabeth G. Wensley .....................................            404             60
Kevin Wensley ............................................            674             99
Paul A. Wensley ..........................................            404             60
R. James Wensley & Germaine Wensley TR Wensley Family
Trust EST DTD 06/19/92 ...................................         46,084          6,759
Roy J. Wensley ...........................................            337             49
Chris Weyant .............................................            128             19
Kirk J. Wickstrom ........................................          2,453            353
Williams Distributed Power Services ......................         50,533          7,412

                                                                            Number of Optional
                                                                               Shares to be
                                                            Total Number of      Sold if
                                                             Firm Shares to   Maximum Option
                                                                be Sold          Exercise
                                                            --------------- ------------------
Jeff Willis ..............................................          2,659            390
Winfield Capital Corp. ...................................         15,160          2,223
Gavin Wolfe ..............................................          1,532            225
Wolfson Equities .........................................         10,107          1,482
Yellowstone Equity Partners ..............................         24,496          3,593


--------------------


* Credit Suisse First Boston Corporation and each such DLJ entity are under common ownership, as of November 3, 2000.

(a) The Selling Stockholders have appointed Ake Almgren and Jeffrey Watts, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

                                  SCHEDULE III



1)      Amendment No. 3 to the Investor Rights Agreement, dated October 25,
        2000.

2)      Amendment No. 2 to the Investor Rights Agreement, dated October 18,
        2000.

3)      Investor Rights Agreement, dated August 22, 1997.

4)      Stockholders Agreement, dated April 9, 1997, as amended.

5) Rights Agreement, among Micro-Generation Technology Fund, LLC, Utech Climate Challenge Fund, LP, Nth Power Technologies Fund I, LP, Enertech Capital Partners, LP and the Company, dated March 30, 1999.

6) Rights Agreement, among The Beacon Group Energy Investment Fund II, LP, Hydro-Quebec Capitech, Inc., Pan Canadian Petroleum Limited, Seligman New Technologies Fund, Inc. and the Company, dated February, 2000.

7) Rights Agreement, between Alliant Energy Resources, Inc. and the Company, dated March 16, 2000.

8) Observer Rights Letter Agreement, between PanCanadian Petroleum Limited and the Company, dated February 23, 2000.

9)      Capstone Turbine Corporation 1993 Incentive Stock Option Plan.

10)     Capstone Turbine Corporation 2000 Equity Incentive Plan.

11)     Capstone Turbine Corporation 2000 Employee Stock Purchase Plan.

12) Distribution Agreement, between the Company and Mitsubishi Corporation, dated December 27, 1999.

13) Packaging and Distribution Agreement, between the Fakuma Co. Ltd. and the Company, dated November 30, 1999.

14) Packaging and Distribution Agreement, between Meidensha-Sumitomo Joint Distribution and the Company, dated January 12, 2000.

15) Distribution Agreement, between the Company and Active Power Corporation Active Technology Corporation, dated November 11, 1999.

16) Solar Turbine Incorporated Transition Amended and Restated License Agreements, each dated August 2, 2000.

17) Co-Development Agreement between Japan Steel Works, Ltd. and the Company, dated June 15, 2000.

18) Joint Development Agreement, by and between Capstone and Hyundai Motor Company, dated October 5, 2000.

19) New Cooperative Agreement No. DE-FC02-00 CH11058 entitled "Advanced Microturbine System", dated September 29, 2000 (Department of Energy).

20) Lease between Northpark Industrial, Northwest Industrial Center and Northpark Industrial - Leahy Division LLC and Capstone Turbine Corporation.

                                                                         ANNEX I

        Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder;

                (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives")

                (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (v)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, nothing came to their attention that cause them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

                (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

                (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) (i) the unaudited consolidated statements of income,
                consolidated balance sheets and consolidated statements of cash flows included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus for them to be in conformity with generally accepted accounting principles;

                    (B) any other unaudited income statement data and balance
                sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus;

                    (C) the unaudited financial statements which were not
                included in the Prospectus but from which were derived any unaudited condensed financial statements referred to in clause
                (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited consolidated financial statements included in the Prospectus;

                    (D) any unaudited pro forma consolidated condensed financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                    (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                    (F) for the period from the date of the latest financial
                statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (v) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II


        Pursuant to Section 7(m) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

                (i) They are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder; and

                (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives").